UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

AUDENTES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37833	46-1606174
(Commission File Number)	(IRS Employer Identification No.)

600 California Street, 17th Floor San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

(415) 818-1001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, the Board of Directors (the “Board”) of Audentes Therapeutics, Inc. (the “Company”) appointed Julie Smith as a Class III director, effective as of the same date.

Ms. Smith will receive an annual cash retainer of $35,000 per year in accordance with the Company’s existing compensation policy for non-employee directors. In addition, the Board granted to Ms. Smith, effective January 1, 2017, a stock option to purchase 18,000 shares of common stock, which will vest monthly over three years, subject to Ms. Smith’s continued service to the Company.

The Company has entered into its standard form of indemnification agreement with Ms. Smith. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 11, 2016.

There is no arrangement or understanding with any person pursuant to which Ms. Smith was appointed as a member of the Board, and Ms. Smith does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDENTES THERAPEUTICS, INC.

Date: December 13, 2016	By:	/s/ Thomas Soloway
Thomas Soloway
Chief Financial Officer